Exhibit 99.1



                              FOR IMMEDIATE RELEASE

                  American Home Mortgage Undertakes Substantial
                    Reduction of Employee Base and Operations

MELVILLE, N.Y. - August 2, 2007 - American Home Mortgage Investment Corp. (NYSE:AHM) today reported that, in light of the liquidity issues resulting from extraordinary disruptions occurring in the secondary mortgage market, the Company has determined to significantly reduce its operating structure as it seeks the most appropriate course of resolution to preserve the value of its remaining assets.

American Home has ceased taking mortgage applications and has notified all of its production employees that they will be separated effective tomorrow, August 3, 2007. Accordingly, the Company employee base will be reduced from over 7,000 to approximately 750. The Company currently is maintaining its thrift and servicing businesses.

Michael Strauss, American Home's Chief Executive Officer, stated, "It is with great sadness that American Home has had to take this action which involves so many dedicated employees. The employees affected should understand that this is not a reflection on their efforts or their productivity. Unfortunately, the market conditions in both the secondary mortgage market as well as the national real estate market have deteriorated to the point that we have no realistic alternative. "

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward-looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

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CONTACT:

Mary M. Feder
Vice President, Investor Relations
(631) 622-6469
mary.feder@americanhm.com